EXHIBIT 99.1

( BW) (CA-PACER-INTL) (PACR) Pacer International Reports 3rd Quarter Results: Net Income Up 130.6%

Business, Logistics and Transportation Editors

CONCORD, Calif.—(BUSINESS WIRE)–October 26, 2004—Pacer International, Inc. (Nasdaq: PACR), the non-asset based North American third-party logistics and freight transportation provider, today reported financial results for the three- and nine-month periods ended September 17, 2004.

For the quarter ended September 17, 2004, net income increased to $11.3 million from $4.9 million earned in the same quarter of 2003, a gain of 130.6 percent. Diluted earnings per share increased to $0.30 from $0.13, up 130.8 percent. The company generated $9.2 million of cash flow from operations in the third quarter of 2004 and paid down $14.0 million of debt.

On an as-adjusted basis, net income for the third quarter of 2004 decreased by $0.2 million, or 1.7 percent, to $11.3 million from an adjusted $11.5 million in the third quarter of 2003. This 2003 adjustment excluded $11.0 million of pre-tax costs ($6.6 million after-tax) related to the company’s debt refinancing and secondary offering of common stock in 2003. The 2003 results also included the benefit of a $1.2 million tax expense reduction ($0.03 per diluted share) associated with tax deductible costs incurred in Pacer’s IPO in June 2002.

Note: Tabular reconciliations of the differences between the adjusted financial results for the three- and nine-month periods ended September 19, 2003 and the company’s financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) are contained in the summary financial statements attached to this press release.

Pacer International’s interest expense in the 2004 quarter decreased 29.0 percent to $2.2 million from $3.1 million in the same quarter of 2003. This was due to reduced debt levels and to lower interest rates that resulted from the company’s 11.75 percent senior subordinated note redemption in July 2003, and the repricing of its senior credit facility during the fourth quarter of 2003, which further reduced interest rates.

“Pacer’s wholesale segment continues to be the strength of the company, driven by continued strong intermodal volumes,” said Don Orris, chairman and chief executive officer of Pacer International. “Pacer’s wholesale domestic intermodal volumes have bounced back from the lows seen in the second quarter that resulted from the independent owner-operator trucking work stoppage and the consequent Union Pacific temporary embargo of Northern California locations. Results in the company’s retail segment were impacted by third-quarter year-over-year declines in the rail brokerage and the warehousing and distribution units,” said Orris. “We have solved the issues in warehousing and have initiated a number of efforts to improve rail brokerage performance, including reengineering financial and operational processes to drive cost reductions and improve service, hiring an experienced sales management team and enhancing our business development, yield and pricing functions.”

He added: “Pacer’s strong cash flow from operations continues to permit us to pay down debt and underscores the benefits of our asset-light business model.”

YEAR-TO-DATE RESULTS

For the nine months ended September 17, 2004, Pacer International’s net income increased to $30.2 million from $19.9 million for the same period of 2003, a gain of 51.8 percent. Diluted earnings per share increased to $0.79 from $0.53 in the first nine months of 2003, up 49.1 percent. The company had $36.9 million of cash flow from operations during the first nine months of 2004 and paid down $45.0 million of debt.

On an as-adjusted basis, net income for the first nine months of 2004 increased by $2.3 million, or 8.2 percent, to $30.2 million from an adjusted $27.9 million for the first nine months of 2003. This adjustment excluded $13.3 million of pre-tax costs ($8.0 million after-tax) related to the company’s debt refinancing and secondary offering of common stock in 2003. (See the reconciliations between the adjusted financial results and the company’s results determined in accordance with GAAP included in the summary financial statements.) The 2003 results also included the benefit of a $1.2 million tax expense reduction ($0.03 per diluted share) associated with tax deductible costs incurred in Pacer’s IPO in June 2002.

CONFERENCE CALL TODAY — Pacer International will hold a conference call for investors, analysts, business and trade media, and other interested parties at 5:00 p.m. Eastern Time today (Tuesday, October 26). To participate, please call five minutes early by dialing (800) 230 -1059 (in USA) and ask for “Pacer Third Quarter Earnings Call.” International callers can dial (612) 288-0337.

Alternatively, an audio-only, simultaneous Web cast of the conference call can be accessed at the following URL:http://www.firstcallevents.com/service/ajwz410007875gf12.html. For those unable to participate in either event, a digitized replay will be available from October 26 at 10:15 p.m. Eastern Time to November 9 at 11:59 p.m. Eastern Time. For the replay, dial (800) 475-6701(USA) or (320) 365-3844 (international), access code #746065. Alternatively, a replay can be accessed through the Investor Relations link on the company’s Web site at www.pacer-international.com.

ABOUT PACER INTERNATIONAL— Pacer International, a leading non-asset based North American third-party logistics and freight transportation provider, offers a broad array of logistics and other services through its subsidiaries and divisions to facilitate the movement of freight from origin to destination. Its wholesale services include Stacktrain (cost-efficient, two-tiered rail transportation for containerized shipments) and cartage (local trucking) services, and its retail services include intermodal marketing, truck brokerage, truck services, warehousing and distribution, international freight forwarding, and supply-chain management services. Pacer International is headquartered in Concord, California. Its business units Pacer Stacktrain and Pacer Global Logistics are headquartered in Concord, California, and in Dublin, Ohio, respectively. Web sites: www.pacer-international.com, www.pacerstack.com, and www.pacerglobal.com.

USE OF NON-GAAP FINANCIAL MEASURES: This press release contains financial information determined by methods other than in accordance with GAAP, including adjusted diluted earnings per share, adjusted interest expense, adjusted net income and adjusted income from operations. These non-GAAP measures exclude the costs of the company’s debt refinancing, senior subordinated note redemption and secondary offering in 2003. Management uses these non-GAAP measures in its analysis of the company’s performance. Management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the company’s core businesses and allows investors to more easily compare operating results from period to period. A tabular reconciliation of the differences between the non-GAAP financial information discussed in this release and the most directly comparable financial information calculated and presented in accordance with GAAP is contained in the financial summary statements attached to this press release.

FORWARD-LOOKING STATEMENTS – Forward-looking statements, which may be described as “anticipated,” “believed,” “expected” or “intended,” are based on the company’s current expectations and are subject to a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in forward-looking statements due to various factors, including the company’s leverage, dependence on third parties for equipment and services, congestion and service issues affecting core rail carriers, regulatory changes affecting the company and its industry, competitive or technological factors affecting the company, shifts in market demand, ability to successfully integrate acquired business, and general economic conditions. Additional information is set forth in the company’s various filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K/A dated March 11, 2004, and the company’s prospectus dated January 21, 2004 and prospectus supplement dated April 7, 2004. Except as required by federal securities laws, the company will not update forward-looking statements as a result of new information, future events or otherwise.

Note to editors: Issued by Steve Potash and Company, tel. 510/865-0800, or steve@potashco.com

CONTACT: Pacer International

Larry Yarberry, 925-887-1577 (CFO)

Cell: 925-890-9245

lyarberry@pacerintl.com

Pacer International, Inc.

Consolidated Balance Sheet

($ millions)

September 17, 2004
(Unaudited)
Assets

Current assets
Cash and cash equivalents	$—
Accounts receivable, net	220.2
Prepaid expenses and other	9.1
Deferred income taxes	4.8

Total current assets	234.1

Property and equipment
Property, plant & equipment at cost	99.9
Accumulated depreciation	(50.2)

Property and equipment, net	49.7

Other assets
Intangible assets, net	288.3
Deferred income taxes	14.2
Other assets	12.3

Total other assets	314.8

Total assets	$598.6

Liabilities & Equity

Current liabilities
Current maturities of long-term debt and capital leases	$—
Accounts payable and accrued expenses	180.0

Total current liabilities	180.0

Long-term liabilities
Long-term debt and capital leases	169.1
Other	2.5

Total long-term liabilities	171.6

Stockholders’ equity
Common stock	0.4
Paid In capital	274.9
Other	(0.1)
Accumulated deficit	(28.0)
Accumulated other comprehensive loss	(0.2)

Total stockholders’ equity	247.0

Total liabilities and equity	$598.6

Pacer International, Inc.

Unaudited Consolidated Statement of Cash Flows

($ in millions)	1st Quarter 2004	2nd Quarter 2004	3rd Quarter 2004	YTD 2004
Cash Flows from Operating Activities
Net income	$9.4	$9.5	$11.3	$30.2
Adjustments to net income

Depreciation	1.9	1.7	1.8	5.4
Deferred income taxes	1.8	6.0	1.0	8.8
Change in receivables	2.3	(7.8)	(11.7)	(17.2)
Change in other current assets	(0.8)	—	2.1	1.3
Change in current liabilities	(3.1)	11.1	1.2	9.2
Other	0.1	(4.4)	3.5	(0.8)

Net cash provided by operating activities	11.6	16.1	9.2	36.9

Cash Flows from Investing Activities
Capital expenditures	(0.6)	(1.1)	(1.6)	(3.3)
Proceeds from sales of property and equipment	0.1	0.1	0.1	0.3

Net cash used for investing activities	(0.5)	(1.0)	(1.5)	(3.0)

Cash Flows from Financing Activities
Book overdraft	2.7	1.0	5.7	9.4
Proceeds from issuance of common stock	0.4	—	0.2	0.6
Debt, revolver, net and capital lease payments	(15.0)	(16.0)	(14.0)	(45.0)

Net cash used for financing activities	(11.9)	(15.0)	(8.1)	(35.0)

Effect of exchange rate changes on cash	—	(0.1)	0.4	0.3

Net change in cash and cash equivalents	(0.8)	—	—	(0.8)

Cash at beginning of period	0.8	—	—	0.8

Cash at end of period	$—	$—	$—	$—

Pacer International, Inc.

Unaudited Consolidated Statement of Operations

($ millions)

	3rd Quarter 2004				Nine Months 2004
	Wholesale	Retail	Corp./Elim.	Consolidated	Wholesale	Retail	Corp./Elim.	Consolidated
	GAAP				GAAP
Revenues	$233.4	$235.7	$(30.9)	$438.2	$695.8	$669.4	$(87.9)	$1,277.3

Cost of purchased transportation	168.0	206.8	(30.9)	343.9	505.0	584.1	(87.9)	1,001.2
Direct operating expenses	25.6	—	—	25.6	79.8	—	—	79.8
Selling, general & admin. expenses	15.3	27.0	4.0	46.3	46.3	77.6	10.8	134.7
Depreciation expense	0.9	0.9	—	1.8	2.9	2.5	—	5.4

Income from operations	23.6	1.0	(4.0)	20.6	61.8	5.2	(10.8)	56.2

Interest expense				2.2				7.1

Income before income taxes				18.4				49.1

Income tax				7.1				18.9

Net income				$11.3				$30.2

Diluted Earnings Per Share				$0.30				$0.79

Pacer International, Inc.

Unaudited Consolidated Statements of Operations

($ millions, except per share amounts)

	3rd Quarter				Nine Months
	2004	2003	Variance	%	2004	2003	Variance	%
	GAAP				GAAP
Segments

Revenues
Wholesale	$233.4	$220.1	$13.3	6.0%	$695.8	$663.9	$31.9	4.8%
Retail	235.7	221.5	14.2	6.4%	669.4	641.2	28.2	4.4%
Cons. Entries	(30.9)	(29.3)	(1.6)	5.5%	(87.9)	(92.9)	5.0	-5.4%

Total	438.2	412.3	25.9	6.3%	1,277.3	1,212.2	65.1	5.4%

Income from Operations
Wholesale	23.6	19.5	4.1	21.0%	61.8	54.2	7.6	14.0%
Retail	1.0	3.4	(2.4)	-70.6%	5.2	13.0	(7.8)	-60.0%
Corporate	(4.0)	(3.6)	(0.4)	-11.1%	(10.8)	(9.7)	(1.1)	11.3%

Total	20.6	19.3	1.3	6.7%	56.2	57.5	(1.3)	-2.3%

Net Income	$11.3	$4.9	$6.4	130.6%	$30.2	$19.9	$10.3	51.8%
Diluted Earnings per Share	$0.30	$0.13	$0.17	130.8%	$0.79	$0.53	$0.26	49.1%

Pacer International, Inc.

Reconciliation of As Reported Financial Results to As Adjusted Financial Results

For the Three Months Ended September 17, 2004 and September 19, 2003

In millions, except share and per share amounts

Unaudited

		3rd Quarter 2003
Item	3rd Quarter 2004 As Reported Results	As Reported Results	Adjustments		As Adjusted Results	As Adjusted Variance 2004 vs 2003%

Income from operations	$20.6	$19.3	$0.3	1/	$19.6	$1.0	5.1%
Interest expense	2.2	3.1	—		3.1	(0.9)	-29.0%
Loss on extinguishment of debt	—	10.7	(10.7	) 2/	—	—	—

Income before income taxes	18.4	5.5	11.0		16.5	1.9	11.5%
Income taxes	7.1	0.6	4.4	3/	5.0	2.1	42.0%

Net income	11.3	4.9	6.6		11.5	(0.2)	-1.7%

Diluted earnings per share	$0.30	$0.13	$0.17		$0.30	$—	0.0%

Weighted average shares outstanding	37,995,418	38,180,668	38,180,668		38,180,668	(185,250)	-0.5%

1/	Fees and expenses associated with the secondary offering of common stock paid by the Company.
2/	Fees and expenses related to our long-term debt refinancing:

A) $8.8 million premium on redemption of senior subordinated notes.

B) $1.9 million for the write-off of existing loan fees.

3/	Income taxes estimated at 40.0%.

Pacer International, Inc.

Reconciliation of As Reported Financial Results to As Adjusted Financial Results

For the Nine Months Ended September 17, 2004 and September 19, 2003

In millions, except share and per share amounts

Unaudited

Item	Nine Months 2004 As Reported Results					As Adjusted Variance 2004 vs 2003%
		Nine Months 2003
		As Reported Results	Adjustments		As Adjusted Results

Income from operations	$56.2	$57.5	$1.2	1/	$58.7	$(2.5)	-4.3%
Interest expense	7.1	14.9	—		14.9	(7.8)	-52.3%
Loss on extinguishment of debt	—	12.1	(12.1	) 2/	—	—	—

Income before income taxes	49.1	30.5	13.3		43.8	5.3	12.1%
Income taxes	18.9	10.6	5.3	3/	15.9	3.0	18.9%

Net income	30.2	19.9	8.0		27.9	2.3	8.2%

Diluted earnings per share	$0.79	$0.53	$0.21		$0.74	$0.05	6.8%

Weighted average shares outstanding	38,140,098	37,876,949	37,876,949		37,876,949	263,149	0.7%

1/	Fees and expenses associated with the secondary offering of common stock paid by the Company.
2/	Fees and expenses related to our long-term debt refinancing:

A) $3.1 million for the write-off of existing loan fees.

B) $0.2 million for loan breakage and commitment fees.

C) $8.8 million premium on redemption of senior subordinated notes.

3/	Income taxes estimated at 40.0%.